SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                      Date of Report:           Commission File No.:
                -------------------------       --------------------
                      July 22, 2003                   0-12169

                                 MediaWorx, Inc.
                   (formerly Advanced Gaming Technology, Inc.)
             ------------------------------------------------------
       (Exact name of Registrant as specified in its charter, as amended)


                       Wyoming                         98-0152226
             ------------------------------     -----------------------
            (State or other jurisdiction of     (IRS Identification No.)
             incorporation or organization)

           1895 Preston White Drive, Suite 250, Reston, Virginia 20191
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (703) 860-6580
                            -------------------------
                            (Issuer telephone number)

                        Advanced Gaming Technology, Inc.
                    ----------------------------------------
                   (Former name, if changed since last report)


           24165 IH 10 West - - Suite 24165, San Antonio, Texas 78257
          -------------------------------------------------------------
                 (Former address, if changed since last report)






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ITEM 5. OTHER EVENTS.

The Company convened a Special Meeting of its shareholders on June 24, 2003 addressing a number of matters and filed a Form 8-K relative to such actions. Such Form 8-K omitted to address two substantive matters overlooked, through administrative oversight, in the Schedule14C Information Statement filed with the SEC and dated July 1, 2003: a name change from Advanced Gaming Technology, Inc. to MediaWorx, Inc. and a change of directors. Such Statement was the subject of an Amendment filed with the SEC and dated July 1, 2003. By unanimous consent of the Company's Board of Directors dated July 15, 2003, these further substantive actions were adopted: a change in the officers and a change of address. These matters are outlined below.

A. NAME CHANGE TO MEDIAWORX, INC.

Because the Company's current name no longer reflects its activities described in the Company's Schedule 14C information Statement, especially in view of the July 1, 2003 merger of its wholly-owned, merged and renamed subsidiary, MediaWorx, Acquisition Company, LLC., the Company is changing its name. Besides addressing the Company's redirected business activities, such name change may facilitate its money raising efforts, encourage more active trading, and facilitate possible Company mergers or other capital restructurings. For such reasons, the Company is effecting a name change from Advanced Gaming Technology, Inc. to MediaWorx, Inc., having filed Articles of Amendment with the Wyoming Office of the Secretary of State. Once certified, the name of the Company will be officially changed to MediaWorx, Inc. Hence, such name change will become effective on that date, currently expected to occur on or before July 21, 2003.

B. CHANGE OF DIRECTORS AND OFFICERS

Since the Company, described in the Statement and this Amendment, has recently undergone certain capital restructurings and a name change from Advanced Gaming Technology, Inc., the Company has effected certain housekeeping details in view of those changes and the Company's new business plan. Specifically, effective as of the June 24, 2003 Special Meeting, William H. Burton resigned from the Board, the Board was hereby increased to four members and Linda A. and Edward G. Broenniman are added to the Board.

As a consequence of the foregoing, the following constitutes the current Director and Officer line-up of the Company as of the date of this report:

          NAME                   AGE       POSITION
          ----                   ---       --------
     Gary L. Cain*               46        Co-Chairman and Director**
     Bruce M. Arinaga*           41        Co-Chairman and  Director**
     Linda A. Broenniman         46        Chief Executive Officer, President,
                                             Chief Financial Officer and
                                             Director**
     Edward G. Broenniman*       66        Secretary, Treasurer, and Director**

*Messrs. Cain and Arinaga have been Directors of the Company since June 2002.Ms. Broenniman and Mr. Broenniman were elected to the Board at the Company's June 24, 2003 Special Meeting. Mr. William H. Burton, a former Director, resigned from the Board as of such Special Meeting.

**Each corporate officer is elected to hold office until he or she resigns or is removed by the Company's Board of Directors. On July 15, 2003, Ms. Broenniman was elected by the Board as President, CEO and CFO of the Company and Mr. Broenniman was elected Secretary and Treasurer of the Company, replacing respectively Messrs. Cain and Arinaga as the Company's sole officers. At that same July 15, 2003 Board Meeting, Messrs. Cain and Arinaga were elected by the Board as Co-Chairmen of the Board.

                     ---------------------------------------

Mr. Gary L. Cain, Co-Chairman and Director, currently serves as CEO and Director of PowerHouse Management Group, Inc. as well as several publicly traded companies. He is an executive officer with over 25 years of management, leadership and business experience including business startups, reorganizations, mergers and acquisitions. Since 1976, Mr. Cain has been involved in the design, development and management of over one hundred thousand acres of residential and commercial property, over one million square feet of commercial developments, including office buildings, shopping centers, apartments, condominiums, hotels and motels. His responsibilities have included executive responsibility of public companies, business and marketing plan development, strategic planning, finance, budgeting, sales development and selection and placement of key management personnel. He has assisted companies from start up to expansion, including mergers and acquisitions, capital structure and finance.

Bruce M. Arinaga, Co-Chairman and Director, currently serves as President of PowerHouse Management Group Inc. Prior to PowerHouse, Mr. Arinaga was Managing Director of Zero-G Capital Fund, LLC, a private equity firm where he remains a minority shareholder and where he was involved in a number of early stage technology and healthcare companies. From 1997-2000, Mr. Arinaga was President of CrossWater Capital LLC and CrossWater Properties Corporation, which were involved in investments and corporate finance transactions in excess of $300 million in technology, healthcare and service companies, as well as real estate. From 1993-1996, he was President and Chief Operating Officer of an international private investment company based in Vancouver, B.C. where he expanded the company's activities in Vancouver, Toronto, the United States and Asia. He was responsible for overseeing over 30 employees and was involved in corporate private and public equity and real estate investments and developments with a value exceeding over $800 million. He was the second largest shareholder of the company. Prior to that, Mr. Arinaga founded Pacific Alliance Group, which was involved in over $500 million of real estate and corporate investments, and where he was involved in the IPO of two companies. Prior to Pacific Alliance Group, Mr. Arinaga was Vice President at Venture Capital Hawaii Ltd., where he was responsible for industrial corporate acquisitions and venture investments for Japanese investors. Prior to that, Mr. Arinaga held senior positions at Prudential Insurance Company of America and NHP, Inc., where he was involved in investments and acquisitions exceeding $1.5billion. Mr. Arinaga was a certified public accountant with Arthur Young & Company in their Woodland Hills, California office. Mr. Arinaga holds a Bachelor of Science in Business from the University of Southern California and a Masters in Business Administration and Finance from New York University.

Ms. Linda A. Broenniman, Chief Executive Officer, President, Chief Financial Officer and Director, has over twenty five years of successful management experience. Ms. Broenniman spent the previous 15 years building successful entrepreneurial companies, as President/CEO and CFO, including a medical technology company, a health care information systems company and a retail food service company. She formerly served as CFO for a NASDAQ telecommunications equipment manufacturer. As Director of Strategic Planning and Corporate Development at the corporate headquarters of a Fortune 50 company, she gained extensive experience in corporate finance and mergers and acquisitions. In her previous position, Ms. Broenniman was Managing Director of HFS Capital LLC and HFS Private Equity Partners LLC and President and CFO of Solar Satellite Communication, Inc.

Edward G. Broenniman, Secretary, Treasure, and Director, is the Managing Director of the Piedmont Group, a venture development firm, and has over 25 years as an operating executive with Fortune 100 firms and privately held high-technology companies, He has extensive knowledge of the printing industry having worked for International Paper, Weyerhauser, Ideal Roller & Graphics, and Printing Plate Supply Company. A successful entrepreneur, Mr. Broenniman has built and sold three venture funded high-technology firms to public companies. As a venture advisor, he words with emerging firms to build their operating results and to increase their shareholder value. Mr. Broenniman is married to Ms. Broenniman.

CHANGE OF ADDRESS

The complete mailing address of the Company's principal executive offices was 24165 1H 10 West--Suite 217125, San Antonio, Texas 78257 (Telephone: (210) 497-8550). Effective July 15, 2003, the principal executive offices of the Company will be changed to 1895 Preston White Drive, Suite 250, Reston, Virginia 20191 (Telephone: (703) 860-6580).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 21, 2003                By: /s/  Linda A. Broenniman
                                        ----------------------------------------
                                    Linda A. Broenniman, Chief Executive Officer